FORM 8-A


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934




                         CNL American Realty Fund, Inc.
             (Exact name of registrant as specified in its charter)



                     Maryland                    59-3396369
              (State of incorporation         (I.R.S. Employer
                 or organization)            Identification No.)



                              400 East South Street
                             Orlando, Florida 32801
          (Address of principal executive offices, including zip code)



                     Securities to be registered pursuant to
                            Section 12(b) of the Act:

                Title of each class       Name of each exchange on which
               to be so registered:       each class is to be registered:

                       None                       Not applicable



                     Securities to be registered pursuant to
                            Section 12(g) of the Act:

                          Common Stock, $.01 par value
                                (Title of class)

Item 1.  Description of Registrant's Securities

         Information concerning the shares of common stock to be registered hereunder was filed with the Securities and Exchange Commission as part of Registration Statement No. 333-9943 and is incorporated herein by reference. See "Redemption of Shares," "Distribution Policy," and "Summary of the Articles of Incorporation and Bylaws" in the Prospectus.


Item 2.  Exhibits

         The following exhibits are included as part of this registration statement on Form 8-A:

                  1. CNL American Realty Fund, Inc. Amended and Restated Articles of Incorporation (Included as Exhibit 3.2 to Registration Statement No. 333-9943 on Form S-11 and incorporated herein by reference.)

                  2.       CNL American Realty Fund,  Inc.  Bylaws  (Included as
                           Exhibit 3.3 to Registration Statement No. 333-9943 on Form S-11 and incorporated herein by reference.)

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized this 27th day of April, 1998.


                               CNL American Realty Fund, Inc.

                               By:      JAMES M. SENEFF, JR.
                                        Chairman of the Board and
                                        Chief Executive Officer

                                        /s/ JAMES M. SENEFF, JR.
                                        ---------------------------
                                        JAMES M. SENEFF, JR.

                                   SIGNATURES

         Pursuant to the requirements of section 12 of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                           Title                            Date
/s/James M. Seneff, Jr.            Chairman of the Board and          April 27, 1998
------------------------           Chief Executive Officer
JAMES M. SENEFF, JR.               (Principal Executive Officer)


/s/Robert A. Bourne                Director and President             April 27, 1998
------------------------           (Principal Financial and
ROBERT A. BOURNE                   Accounting Officer)


/s/G. Richard Hostetter            Independent Director               April 27, 1998
------------------------
G. RICHARD HOSTETTER


/s/J. Joseph Kruse                 Independent Director               April 27, 1998
------------------------
J. JOSEPH KRUSE


/s/Richard C. Huseman              Independent Director               April 27, 1998
------------------------
RICHARD C. HUSEMAN
